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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                  SCHEDULE 13 G


                    Under the Securities Exchange Act of 1934
                                (Amendment No.1)


                               Thorn Apple Valley
                    -----------------------------------------
                                (Name of Issuer)

                                  Common Stock
                    -----------------------------------------
                         (Title of Class of Securities)

                                    885184101
                    -----------------------------------------
                                 (CUSIP Number)


Check the following box if a fee is being paid with this statement / /. (A fee is not required only if the filing person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

The information required in the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                      Cover

                        (Continued on following page(s))

                                Page 1 of 6 Pages

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CUSIP No. 885184101
          ---------

______________________________________________________________
1)   Names of Reporting Persons    SAFECO Common Stock Trust
     S.S. or I.R.S. Identifica-     (formerly, SAFECO Growth
     tion Nos. of Above Persons     Fund, Inc.)
                                   SAFECO Asset Management Co.
                                   SAFECO Corporation
_______________________________________________________________
2)   Check the Appropriate Box      (a)
     if a Member of a Group         ___________________________
     (See Instructions)             (b)
_______________________________________________________________
3)   SEC Use Only
_______________________________________________________________
4)   Citizenship or Place of       State of Delaware - SAFECO
     Organization                   Common Stock Trust
                                   State of Washington - SAFECO
                                    Asset Management Company
                                   State of Washington - SAFECO
                                    Corporation
_______________________________________________________________
Number of       (5) Sole Voting
Shares Bene-        Power          0
ficially
Owned by        _______________________________________________
Each Reporting  (6) Shared Voting  390,000 - SAFECO Common Stock
Person With         Power                    Trust and SAFECO
                                             Asset Management Co.
                                             share voting power
                                             for 390,000 shares
                                   0 -  SAFECO Corporation
                _______________________________________________
                (7) Sole Disposi-
                    tive Power     0
                _______________________________________________
                (8) Shared         390,000 - SAFECO Common Stock
                    Dispositive              Trust and SAFECO
                    Power                    Asset Management Co.
                                             share dispositive
                                             power for 390,000
                                             shares
                                   0 - SAFECO Corporation
_________________________________________________________________
                                Cover (continued)

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_______________________________________________________________
9)   Aggregate Amount Bene-        390,000 - Aggregate for SAFECO
     ficially Owned by Each                  Common Stock Trust
     Reporting Person                        and SAFECO Asset
                                             Management Co.
                                   0 - SAFECO Corporation
_______________________________________________________________
10)  Check if the Aggregate
     Amount in Row (9) Excludes
     Certain Shares (See
     Instructions)
_______________________________________________________________
11)  Percent of Class
     Represented by Amount         6.6%
     in Row 9
_______________________________________________________________
12)  Type of Reporting Person IV - SAFECO Common Stock Trust
     (See Instructions)       IA - SAFECO Asset Management Co.
                              HC - SAFECO Corporation
_______________________________________________________________

Item 1(a).  Name of Issuer:

     See front cover page.

Item 1(b).  Address of Issuer's Principal Executive Offices:

     18700 West Ten Mile Road
     Southfield, MI  48075

Item 2(a).  Name of Person(s) Filing:

     See Item 1 on cover - page 2

Item 2(b).  Address of Principal Business Office or, If None,
            Residence:

     SAFECO Plaza
     Seattle, WA  98185

Item 2(c).  Citizenship:

     See Item 4 on cover - page 2.

Item 2(d).  Title of Class of Securities:

     See front cover page.

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Item 2(e).  CUSIP Number:

     See front cover page.

Item 3. This statement is filed pursuant to rule 13d- 1(b)(1)(ii)(E) and (G) (on behalf of a registered investment company, its registered investment adviser and the adviser's parent holding company). For classification of the filing person(s) see Item 12 on the cover - page 2.

Item 4.  Ownership:

     Items (a) and (b): See Items 9 and 11 of the cover - page 2.

     Item (c): SAFECO Common Stock Trust and its investment adviser, SAFECO Asset Management Co., have shared power to vote or to direct the vote and a shared power to dispose or to direct disposition of 390,000 shares (6.6%) of common stock of Thorn Apple Valley. Specifically, SAM shares voting and disposition power for 310,000 shares (5.2%) with SAFECO Common Stock Trust's Growth Fund and 5,000 shares (.08%) with SAFECO Resource Series Trust's Growth Portfolio. SAM, as an investment adviser to Western Metals Small Cap account, has sole power to vote or direct the vote of 75,000 shares (1.3%) of Thorn Apple Valley's common stock and has shared power to dispose of or direct the disposition of those shares. WMI SCap and SAFECO Resource Series Trust are not reporting persons since each owns less than 5% of Thorn Apple Valley's common stock. SAFECO Corporation, which is the parent holding company of SAFECO Asset Management Co., has no power to vote or direct the vote nor to dispose of or direct the disposition of any of the shares.

Item 5.  Ownership of 5% or Less of a Class:

     Not applicable.

Item 6.  Ownership of More than 5% on Behalf of Another Person:

     Not applicable.

Item 7.  Identification and Classification of the Subsidiary
         Which Acquired the Security Being Reported on by the
         Parent Holding Company.

     SAFECO Asset Management Company is the subsidiary which SAFECO Corporation is reporting on as the parent holding company. SAFECO Asset Management Company is an IA as specified in Item 12 on the cover - page 2.

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Item 8.  Identification and Classification of Members of the Group.

     Not applicable.

Item 9.  Notice of Dissolution of Group.

     Not applicable.

Item 10. Certification.

          By signing below I certify that, to the best of my knowledge and belief, the securities referred to above were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purposes or effect.

Exhibits.

     The statement required by Rule 13d-1(f) is attached as Exhibit A.

Signature

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Date _______________________     SAFECO Asset Management Co.


                                 By _____________________________
                                    Elna A. Thomson, Secretary


                                 SAFECO Common Stock Trust
                                 SAFECO Corporation


                                 By _____________________________
                                    Richard W. Hubbard, Treasurer

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                                    EXHIBIT A


                       Agreement for Filing Schedule 13-G

Pursuant to the requirements of Regulation 13d-1(f), SAFECO Corporation and SAFECO Asset Management Company each agree that Schedule 13-G filed by them with regard to Thorn Apple Valley common stock is filed on behalf of each of them.

Date ________________________      SAFECO Asset Management Co.


                                   By____________________________
                                      Elna A. Thomson, Secretary

                                   SAFECO Common Stock Trust
                                   SAFECO Corporation


                                   By ___________________________
                                      Richard W. Hubbard, Treasurer